EXHIBIT 11
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                               NTL INCORPORATED

                      CALCULATION OF NET (LOSS) PER SHARE

                                                                          Weighted Average Number of Shares
                                                        ---------------------------------------------------------------------
          Date                                                   Total         Year Ended       Year Ended       Year Ended
         Issued              Description of Issuance          Outstanding       31-Dec-96        31-Dec-95        31-Dec-94
-----------------------------------------------------------------------------------------------------------------------------
        01/01/94         Common Stock                            30,163,283       30,163,283      30,163,283      30,163,283
        01/05/94         Common Stock                                 5,925            5,925           5,925           5,844
        01/12/94         Common Stock                                   133              133             133             129
        02/16/94         Common Stock                                    88               88              88              77
        04/28/94         Common Stock                                   519              519             519             351
        05/10/94         Common Stock                                 6,668            6,668           6,668           4,293
        05/20/94         Common Stock                                   889              889             889             548
        06/08/94         Common Stock                                    89               89              89              51
        07/06/94         Common Stock                                   223              223             223             108
        07/25/94         Common Stock                                   400              400             400             175
        07/28/94         Common Stock                                   133              133             133              57
        08/19/94         Common Stock                                   223              223             223              81
        11/30/94         Common Stock                                   875              875             875              75
        12/05/94         Common Stock                                   667              667             667              48
        01/01/95         Common Stock                                    20               20              20
        01/12/95         Common Stock                                   200              200             193
        02/02/95         Common Stock                                 2,075            2,075           1,887
        02/23/95         Common Stock                                   556              556             474
        04/04/95         Common Stock                                 1,333            1,333             990
        06/08/95         Common Stock                                 2,667            2,667           1,505
        08/04/95         Common Stock                                   200              200              82
        08/07/95         Common Stock                                   417              417             167
        08/21/95         Common Stock                                   156              156              56
        09/05/95         Common Stock                                13,333           13,333           4,274
        02/13/96         Common Stock                                 2,223            1,956
        02/22/96         Common Stock                                   533              456
        02/28/96         Common Stock                                 4,919            4,126
        03/06/96         Common Stock                                 1,133              929
        03/12/96         Common Stock                                 5,925            4,759
        03/20/96         Common Stock                                 3,450            2,696
        03/25/96         Common Stock                                75,000           57,582
        04/11/96         Common Stock                                10,419            7,515
        04/26/96         Common Stock                                25,000           17,008
        05/30/96         Common Stock                                 1,333              783
        06/13/96         Common Stock                               128,793           70,731
        06/14/96         Common Stock                               132,000           72,131
        07/29/96         Common Stock                             1,415,000          599,249
        11/06/96         Common Stock                                    44                7
        11/25/96         Common Stock                                 1,112              109
        12/26/96         Common Stock                                 5,500               75
        12/27/96         Common Stock                                 2,000               22
        12/31/96         Common Stock                                50,667                0

                                                        ---------------------------------------------------------------------
                         Total                                   32,066,123       31,041,206      30,189,763      30,175,120
                                                        =====================================================================

                         Net (loss)                                            ($254,454,000)   ($90,785,000)   ($29,573,000)
                                                                            =================================================

                         Net (loss) per common share                                  ($8.20)         ($3.01)         ($0.98)
                                                                            =================================================


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 Note:  Adjusted to give retroactive effect to the 4-for-3 stock split by way of a stock dividend paid on August 11, 1995.


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